EXHIBIT 99.1

                                    AGREEMENT

         Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D (or any amendment thereof) need be filed on their behalf with respect to the beneficial ownership of any equity securities of Senior Housing Properties Trust, a Maryland real estate investment trust ("SNH"), or any subsequent acquisitions or dispositions of equity securities of SNH by the undersigned.

October 23, 2001                      HRPT PROPERTIES TRUST



                                      By: /s/ John Popeo
                                      Name: John Popeo
                                      Title: Treasurer and Chief Financial
                                              Officer



                                      REIT MANAGEMENT & RESEARCH LLC



                                      By: /s/ Jennifer B. Clark
                                          Name: Jennifer B. Clark
                                          Title:  Vice President and
                                                   Assistant Secretary

                                      REIT MANAGEMENT & RESEARCH TRUST


                                      By: /s/ Thomas M. O'Brien
                                          Name: Thomas M. O'Brien
                                          Title:  Vice President